Exhibit 23










                      CONSENT OF INDEPENDENT ACCOUNTANTS




 We consent to the incorporation by reference in the Registration Statements of Hannaford Bros. Co. and Subsidiaries on Form S-8 (File Nos.
 2-77902, 2-98387, 33-1281, 33-22666, 33-31624, 33-41273, 33-60119,
 33-60655, 33-60691 and 333-41381) of our report dated January 21, 1998, on our audits of the consolidated financial statements of Hannaford Bros. Co. and Subsidiaries as of January 3, 1998 and December 28, 1996, and for each of the three years in the period ended January 3, 1998, which report is included in this Annual Report on Form 10-K.


 s/Coopers & Lybrand


 Portland, Maine
 March 3, 1998